Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Health Discovery Corporation
Savannah, Georgia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2010 relating to the financial statements of Health Discovery Corporation which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Hancock Askew & Co. LLP

Savannah, Georgia
May 24, 2010